Exhibit 28 (a) (18) under Form N-1A

Exhibit 3(i) under Item 601/Reg. S-K

FEDERATED WORLD INVESTMENT SERIES, INC.

ARTICLES OF AMENDMENT

Federated World Investment Series, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland, and a registered open-end Company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The charter of the Corporation is hereby amended by striking out Article THIRD of the Articles of Amendment of the Corporation filed on January 19, 2011 and inserting in lieu thereof the following:

THIRD: The Corporation will be authorized to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of a cent ($.001) per share, with an aggregate par value of $3,000,000 classified as follows:

Class	Number of Shares
Federated International Leaders Fund Class A Shares	300,000,000
Federated International Leaders Fund Class B Shares	200,000,000
Federated International Leaders Fund Class C Shares	200,000,000
Federated International Leaders Fund Institutional Shares	100,000,000
Federated Emerging Market Debt Fund Class A Shares	500,000,000
Federated Emerging Market Debt Fund Class B Shares	200,000,000
Federated Emerging Market Debt Fund Class C Shares	200,000,000
Federated Emerging Market Debt Fund Class F Shares	100,000,000
Federated International Small-Mid Company Fund Class A Shares	500,000,000
Federated International Small-Mid Company Fund Class B Shares	300,000,000
Federated International Small-Mid Company Fund Class C Shares	200,000,000
Federated International Small-Mid Company Institutional Shares	200,000,000

SECOND: The amendment to the charter of the Corporation herein made consists only of a change in the name of a Class of the Corporation’s stock from Federated International High Income Fund, Class A, B, C and F Shares, to Federated Emerging Market Debt Fund, Class A, B C and F Shares, and does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the class of stock, and the said amendment was approved by a majority of the entire Board of Directors of the Corporation and such amendment is limited to a change expressly permitted by Section 2-605 of subtitle 6 of title 2 of the Maryland General Corporation Law to be made without action by the stockholders and the Corporation is registered as an open-end Company under the Investment Company Act of 1940, as amended.

THIRD: These Articles of Amendment shall be effective on February 21, 2011.

IN WITNESS WHEREOF, Federated World Investment Series, Inc. caused these presents to be signed in its name and on its behalf by its President attested by its Executive Vice President, on the 20th day of January, 2011. The undersigned President hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereon are true in all material respects, under the penalties of perjury.

ATTEST: /s/ John W. McGonigle Name: John W. McGonigle Title: Executive Vice President	FEDERATED WORLD INVESTMENT SERIES, INC. By: /s/ J. Christopher Donahue Name: J. Christopher Donahue Title: President

FEDERATED WORLD INVESTMENT SERIES, INC.

ARTICLES SUPPLEMENTARY

Federated World Investment Series, Inc., a Maryland corporation having its principal office in the City of Baltimore, Maryland, and a registered open-end Company under the Investment Company Act of 1940 (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

FIRST: The Corporation is authorized to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($0.001) per share, with an aggregate par value of $3,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

SECOND: The Board of Directors of the Corporation hereby reclassifies 100,000,000 shares of the authorized and unissued shares of Federated Emerging Market Debt Fund Class A Shares into Federated Emerging Market Debt Fund Institutional Shares.

THIRD: Immediately before the reclassification of shares as set forth in Article SECOND hereto, the Corporation was authorized to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($0.001) per share, with an aggregate par value of $3,000,000 which were classified as follows:

Class	Number of Shares
Federated International Leaders Fund Class A Shares	300,000,000
Federated International Leaders Fund Class B Shares	200,000,000
Federated International Leaders Fund Class C Shares	200,000,000
Federated International Leaders Fund Institutional Shares	100,000,000
Federated Emerging Market Debt Fund Class A Shares	500,000,000
Federated Emerging Market Debt Fund Class B Shares	200,000,000
Federated Emerging Market Debt Fund Class C Shares	200,000,000
Federated Emerging Market Debt Fund Class F Shares	100,000,000

Federated International Small-Mid Company Fund Class A Shares	500,000,000
Federated International Small-Mid Company Fund Class B Shares	300,000,000
Federated International Small-Mid Company Fund Class C Shares	200,000,000
Federated International Small-Mid Company Institutional Shares	200,000,000

Following the aforesaid reclassification of shares as set forth in Article SECOND hereto, the Corporation will be authorized to issue three billion (3,000,000,000) shares of common stock, all of which have a par value of one tenth of one cent ($0.001) per share, with an aggregate par value of $3,000,000 classified as follows:

Class	Number of Shares
Federated International Leaders Fund Class A Shares	300,000,000
Federated International Leaders Fund Class B Shares	200,000,000
Federated International Leaders Fund Class C Shares	200,000,000
Federated International Leaders Fund Institutional Shares	100,000,000
Federated Emerging Market Debt Fund Class A Shares	400,000,000
Federated Emerging Market Debt Fund Class B Shares	200,000,000
Federated Emerging Market Debt Fund Class C Shares	200,000,000
Federated Emerging Market Debt Fund Class F Shares	100,000,000
Federated Emerging Market Debt Fund Institutional Shares	100,000,000

Federated International Small-Mid Company Fund Class A Shares	500,000,000
Federated International Small-Mid Company Fund Class B Shares	300,000,000
Federated International Small-Mid Company Fund Class C Shares	200,000,000
Federated International Small-Mid Company Institutional Shares	200,000,000

FOURTH: The shares of common stock of the Corporation reclassified hereby shall be subject to all of the provisions of the Corporation’s charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms of condition of redemption set forth in Article FOURTH, paragraph (b) of the Articles of Incorporation of the Corporation.

FIFTH: The stock has been classified and reclassified by the Board of Directors under the authority contained in the charter of the Corporation.

SIXTH: The Articles Supplementary will become effective immediately upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Executive Vice President on March 20, 2012.

The undersigned, President and Executive Vice President of the Corporation, hereby acknowledge that these Articles Supplementary are the act of the Corporation, and that to the best of their knowledge, information and belief, all the matters and facts set forth herein with respect to the authorization and approval hereof are true in all material respects and that this statement is made under the penalties of perjury.

ATTEST: /s/ John W. McGonigle Name: John W. McGonigle Title: Executive Vice President	FEDERATED WORLD INVESTMENT SERIES, INC. By: /s/ J. Christopher Donahue Name: J. Christopher Donahue Title: President

FEDERATED WORLD INVESTMENT SERIES, INC.

ARTICLES OF AMENDMENT

FEDERATED WORLD INVESTMENT SERIES, INC., a Maryland corporation having its principal office in Maryland in the City of Baltimore, Maryland (the “Corporation”), certifies to the Maryland State Department of Assessments and Taxation that:

FIRST: The Charter of the Corporation is amended by reclassifying all of the shares of the Corporation’s Federated Emerging Market Debt Fund Class F Shares as Federated Emerging Market Debt Fund Class A Shares.

SECOND: Upon effectiveness of these Articles of Amendment:

(a) All of the assets and liabilities attributable to the Corporation’s Federated Emerging Market Debt Fund Class F Shares shall be combined with the assets and liabilities attributable to the Corporation’s Federated Emerging Market Debt Fund Class A Shares, and shall thereupon become and be assets and liabilities attributable to the Federated Emerging Market Debt Fund Class A Shares;

(b) All of the issued and outstanding shares, including fractional shares, of the Corporation’s Federated Emerging Market Debt Fund Class F Shares, par value $.001 per share, will be automatically, and without any further act or deed, reclassified as an equal number of full and fractional issued and outstanding shares of the Corporation’s Federated Emerging Market Debt Fund Class A shares, par value $.001 per share.

(c) Open accounts on the share records of the Corporation’s Federated Emerging Market Debt Fund Class A Shares shall be established representing the appropriate number of shares of Federated Emerging Market Debt Fund Class A Shares owned by each former holder of Federated Emerging Market Debt Fund Class F shares as a result of the reclassification.

THIRD: This amendment does not increase the authorized capital stock of the Corporation. This amendment reclassifies the 100,000,000 authorized Federated Emerging Market Debt Fund Class F Shares as 100,000,000 additional Federated Emerging Market Debt Fund Class A Shares, as a result of which the Corporation will have 500,000,000 Federated Emerging Market Debt Fund Class A Shares authorized. This amendment does not amend the description of any class of stock as set forth in the Charter.

FOURTH: Any outstanding stock certificates representing issued and outstanding Federated Emerging Market Debt Fund Class F Shares immediately prior to these Articles of Amendment becoming effective shall, upon these Articles of Amendment becoming effective, be deemed to represent the same number of Federated Emerging Market Debt Fund Class A Shares. Stock certificates representing Federated Emerging Market Debt Fund Class A Shares resulting from the aforesaid reclassification need not be issued until any certificates representing the Federated Emerging Market Debt Class F Shares so reclassified have been received by the Corporation or its agent duly endorsed for transfer.

FIFTH: This amendment has been duly advised by the Board of Directors of the Corporation.

SIXTH: These Articles of Amendment will become effective on November 9, 2012.

IN WITNESS WHEREOF, WORLD INVESTMENT SERIES, INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President, and witnessed by its Assistant Secretary, as of September 28, 2012.

The undersigned, J. Christopher Donahue, President of the Corporation, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment are the act of the Corporation and that to the best of his knowledge, information and belief, all matters and facts set forth relating to the authorization and approval of these Articles of Amendment are true in all material respects, and that this statement is made under penalties of perjury.

WITNESS:	FEDERATED WORLD INVESTMENT SERIES, INC.

/s/ Alicia G. Powell	/s/ J. Christopher Donahue

Name: Alicia G. Powell	Name: J. Christopher Donahue
Title: Assistant Secretary	Title: President